Exhibit 10.41
PRIVATE & CONFIDENTIAL
DBCN/CR/2003/0169 (KLM:bkm)

10 May 2005

TRIO-TECH INTERNATIONAL PTE LTD
1008 Toa Payoh North
#03-09
Toa Payoh Industrial Estate
Singapore 318996
Attn: Mr Victor Ting/Ms Wong Yung Sung
Dear Sirs
BANKING FACILITIES
1 We refer to the various discussions between your Company and our officers and are pleased to offer to your Company the following facilities:-

	Existing	Revised
Facilities	Limits	Limits
Import Line comprising (Sight/Usance) Letters of Credit, Trust Receipts, Bills Receivable Purchase (Import), Shipping Guarantees and Airway Guarantees	S$1,000,000	S$1,000,000

Bills Receivable Sales	US$3,000,000	US$3,000,000

Term Loan I (original limit)	S$797,627-60	S$797,627-60

Term Loan III (original limit)	S$l,000,000	S$l,000,000

Term Loan IV	—	S$1,000,000

Term Loan V	—	S$1,000,000

Foreign Exchange Line	S$3,000,000	S$3,000,000
2 The above offer is subject to the following terms and conditions:-
(a)	Purpose
(i)	Term Loan IV To part finance the purchase/installation of one (1) unit of heat-dissipating system (hereinafter called “Equipment 1”).

DBS Bank Ltd	Tel: 65.67671555
DBS Business Centre (North) Enterprise Banking	Fax: 65.6764 2725
900 South Woodlands Drive #05-01	Telex: RS 24455
Woodlands Civic Centre	SWIFT Dest: DBSSSGSG
Singapore 730900	www.dbs.com

TRIO-TECH INTERNATIONAL PTE LTD
Banking Facilities
10 May 2005
(ii)	Term Loan V

To part finance the purchase/installation of one (1) unit of heat-dissipating system (hereinafter called “Equipment 2”).
(b)	Interest Rate for Term Loans IV and V

1.00% per annum above the prevailing DBS Bank Prime rate or such other rate(s) as may be determined by us from time to time. Interest shall be calculated on daily rest basis based on a 365/366-day year.

The monthly instalment will be calculated based on the respective amount disbursed, over the original duration of Term Loan IV and V respectively.

The prevailing DBS Bank Prime rate is 4.25% per annum.

(c)	Financing Quantum

Term Loans IV and V shall be capped at S$1,000,000/- each.

(d)	Financing Period
(i)	The duration for Term Loan IV shall be three (3) years.

(ii)	The duration for Term Loan V shall be three (3) years
(e)	Conditions governing use of Term Loans IV and V
(i)	Term Loans IV and V shall be disbursed progressively upon your submission of:
(a)	vendors’/suppliers’ invoices of installation works done/materials purchased for Equipment I and 2 respectively; and

(b)	documentary evidence acceptable to DBS Bank that your Company has met the Goods and Services Tax (GST) and the first 10% of the cost of Equipment I and 2 respectively under the aforementioned invoices.

DBS Bank Ltd	Tel: 65.67671555
DBS Business Centre (North) Enterprise Banking	Fax: 65.6764 2725
900 South Woodlands Drive #05-01	Telex: RS 24455
Woodlands Civic Centre	SWIFT Dest: DBSSSGSG
Singapore 730900	www.dbs.com

TRIO-TECH INTERNATIONAL PTE LTD
Banking Facilities
10 May 2005
(ii)	DBS Bank shall reimburse your Company the amount paid to the vendors/suppliers’ in respect of clause 2(e)(i)(a) above subject to:
(a)	your submission of documentary evidence satisfactory to the Bank; and

(b)	your Company meeting the requirements stipulated in our letter of offer herein.
(f)	Availability

Term Loans IV and V shall be available for drawdown within one (1) year from the date of this letter of offer.

(g)	Repayment
(i)	Term Loans IV and V shall be repaid in thirty-six (36) monthly instalments to be determined upon each drawdown respectively. The first of such instalments shall be paid one (1) month from the date of its respective first disbursements. Subsequent monthly instalments shall be paid on the corresponding day of succeeding months.

(ii)	In the event the interest rate applicable on Term Loan IV and/or Term Loan V is/are revised, you shall pay such increased or reduced monthly instalments based on the new interest rate to enable the respective loans to be completely repaid within the agreed period of three (3) years each.
(h)	Security

The above banking facilities together with all monies and liabilities which may be owing or becoming owing by you to DBS Bank from time to time shall be secured by the existing charge on fixed deposit(s) of not less than S$800,000/- in aggregate or its equivalent in other acceptable currencies and renewal(s) thereof shall continue to be placed with DBS Bank to be used to offset all monies and liabilities owing by you to DBS Bank. In this connection, the existing Charge on Specific Fixed Deposit(s) dated 20 Jan 2004 executed by you in favour of DBS Bank shall continue to apply.

(i)	Financial Covenants
(i)	Your Company shall at all times maintain a minimum net worth of not less than S$10,000,000/-. In this connection, net worth shall be defined as the sum of paid-up capital, revenue reserve and capital reserve.

DBS Bank Ltd	Tel: 65.67671555
DBS Business Centre (North) Enterprise Banking	Fax: 65.67642725
900 South Woodlands Drive #05-01	Telex: RS 24455
Woodlands Civic Centre	SWIFT Dest: DBSSSGSG
Singapore 730900	www.dbs.com

TRIO-TECH INTERNATIONAL PTE LTD
Banking Facilities
10 May 2005
(ii)	Your company shall maintain a gearing ratio (defined as total liabilities over shareholders’ funds including shareholders’ loans, if any) of not more than 250% at all times.

(iii)	Your Company shall not create any charge, mortgage, pledge or lien in respect of any of your properties and assets nor factor or assign any of your account receivables, save for the equipment financed under the Hire Purchase agreements, without the prior consent of DBS Bank in writing, such consent not to be unreasonably withheld.
(j)	Pre-Condition for Disbursement

Upon completion of legal documentation as required by DBS Bank.

(k)	Disbursement

Term Loans IV and V shall be available for progressive drawdown against documents acceptable to DBS Bank.

(I)	Right of Review

In conformity with normal banking practice, DBS Bank reserves the right to review the banking facilities from time to time at its discretion. Upon the review of the facilities, DBS Bank shall have the right to vary, reduce, or terminate the facilities (whether actual or contingent).

(m)	Standard Conditions

The attached Standard Conditions governing Singapore Dollar and/or Non-Singapore Dollar Credit Facilities granted by DBS Bank shall apply.
3 All other terms and conditions as stipulated in our previous letter(s) of offer and/or letter(s) of variation shall remain unchanged.
4 Should the above offer meet with your acceptance, please submit to DBS Bank two (2) certified copies of the Resolution passed by your Board of Directors accepting the same on all the terms and conditions contained herein and furnish to DBS Bank the name(s) of the person(s) authorised to contract the foreign exchange transactions, together with the duplicate of this letter of offer duly signed.
5 This offer shall lapse if it is not accepted within fourteen (14) days from the date of this letter unless an extension is requested for and agreed to by DBS Bank.

DBS Bank Ltd	Tel: 65.67671555
DBS Business Centre (North) Enterprise Banking	Fax: 65.6764 2725
900 South Woodlands Drive #05-01	Telex: RS 24455
Woodlands Civic Centre	SWIFT Dest: DBSSSGSG
Singapore 730900	www.dbs.com

TRIO-TECH INTERNATIONAL PTE LTD
Banking Facilities
10 May 2005
6 Should you have any enquiries pertaining to this letter of offer, please do not hesitate to contact Ms Tan Li Peng at 6767 1557.
Yours faithfully
/s/ Loi Kai Cheow
LOI KAI CHEOW
VICE PRESIDENT
DBS BUSINESS CENTRE (NORTH)
ENTERPRISE BANKING
We hereby confirm acceptance of the above terms and conditions and authorise you to debit our account (no: 005-006110-5) with your (Toa Payoh Branch) Branch for the monthly instalments payable as well as interest, fees, expenses or such other sum(s) that may be payable in connection with the facility(ies) offered herein.
For and on behalf of Trio-Tech International Pte Ltd

/s/ Yong Siew Wai Authorised Signatory(ies) Yong Siew Wai
(Company’s stamp to be affixed if required)
Date:

DBS Bank Ltd	Tel: 65.6767,1555
DBS Business Centre (North) Enterprise Banking	Fax: 65.6764 2725
900 South Woodlands Drive #05-01	Telex: RS 24455
Woodlands Civic Centre	SWIFT Dest: DBSSSGSG
Singapore 730900	www.dbs.com